SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 19, 2002

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

1

Item 5. Other Events.

     On November 19, 2002, Connetics Corporation announced that it has in-licensed the right to access the clinical, regulatory and manufacturing records of a currently approved and marketed dermatological product. Connetics intends to reformulate and market the product using its proprietary foam delivery vehicle. Details regarding the product and the target market were not disclosed.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Press Release dated November 19, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, Legal Affairs General Counsel and Secretary

Date: November 20, 2002

3

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 19, 2002